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                                                                   EXHIBIT 99.02

                            RESIDUAL VALUE OBLIGATION

           QUARTERLY CERTIFICATE FOR THE QUARTER ENDED MARCH 31, 2003

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and JPMorgan Chase Bank (formerly the Chase Manhattan
Bank), as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Obligation Agreement.

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
Securitization Distribution Dates during quarter:   January 15, 2003 February 17, 2003     March 17, 2003

Allocation Dates during quarter:                    January 16, 2003 February 18, 2003     March 18, 2003

Payment Date during quarter:                                                                           NA

AFCC Amount at beginning of quarter:                                                     $    518,971,035

AFCC Amount at end of quarter:                                                           $    514,791,749

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ON THE PAYMENT DATE DURING THE QUARTER:

Accrued RVO Payment Amount as of the immediately
  preceding Allocation Date:                                                             $              -

Interest accrued on Accrued RVO Payment Amount
  since immediately preceding Allocation Date:                                           $              -

Accrued RVO Payment Amount as of such Payment Date:                                      $              -

Number of RVO's outstanding as of the applicable
  record date                                                                                         N/A

Payment per RVO:                                                                         $              -

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AS OF THE FIRST ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

      Residual Cash Flow Allocated for current period                                    $     18,293,086

      Cumulative Residual Cash Flow not covered by
        allocation (to be carried forward)                                               $              -

      Excess Litigation Reserve allocated:                                               $              -

RVO EXPENSES:

      Residual Cash Flow allocated to RVO Expenses:                                      $              0

      Cumulative RVO Expenses not covered by allocation
        (to be carried forward):                                                         $              -

LITIGATION EXPENSES:

      Residual Cash Flow allocated to Litigation Expenses:                               $             (0)

      Cumulative Litigation Expenses not covered by allocation
        (to be carried forward):                                                         $              -
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
AFCC AMOUNT:

      AFCC Amount at end of immediately preceding Allocation Date:                       $    518,971,035

             plus:  AFCC Interest added on immediately preceding Securitization
                    Distribution Date:                                                   $      6,487,138


             less:  Residual Cash Flow allocated to AFCC Amount:                         $    (18,293,086)

      AFCC Amount after allocation:                                                      $    507,165,086

ACCRUED RVO PAYMENT AMOUNT:

      Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                 $              -

             plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
                    Date on which RVO Payments were made:                                $              -

      Accrued RVO Payment Amount on such Allocation Date:                                $              -

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AS OF THE SECOND ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

      Residual Cash Flow allocated for current period                                           2,974,398

      Cumulative Residual Cash Flow not covered by allocation (to be carried forward)    $              -

      Excess Litigation Reserve allocated:                                               $              -

RVO EXPENSES:

      Residual Cash Flow allocated to RVO Expenses:                                      $              -

      Cumulative RVO Expenses not covered by allocation (to be carried forward):         $              -

LITIGATION EXPENSES:

      Residual Cash Flow allocated to Litigation Expenses:                               $           (361)

      Cumulative Litigation Expenses not covered by allocation (to be carried forward):  $              -

AFCC AMOUNT:

      AFCC Amount at end of immediately preceding Allocation Date:                       $    507,165,086

             plus:  AFCC Interest added on immediately preceding Securitization
                    Distribution Date:                                                   $      6,339,564

             less:  Residual Cash Flow allocated to AFCC Amount:                         $     (2,974,759)

      AFCC Amount after allocation:                                                      $    510,529,891

ACCRUED RVO PAYMENT AMOUNT:

      Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                 $              -

             plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
                    Date on which RVO Payments were made:                                $              -

      Accrued RVO Payment Amount on such Allocation Date:                                $              -
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
AS OF THE THIRD ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

      Residual Cash Flow allocated for current period                                    $      2,119,767

      Cumulative Residual Cash Flow not covered by allocation (to be carried forward)    $              -

      Excess Litigation Reserve allocated:                                               $              -

RVO EXPENSES:

      Residual Cash Flow allocated to RVO Expenses:                                      $              0

      Cumulative RVO Expenses not covered by allocation (to be carried forward):         $              -

LITIGATION EXPENSES:

      Residual Cash Flow allocated to Litigation Expenses:                               $              -

      Cumulative Litigation Expenses not covered by allocation (to be carried forward):  $              -

AFCC AMOUNT:

      AFCC Amount at end of immediately preceding Allocation Date:                       $    510,529,891

             plus:  AFCC Interest added on immediately preceding Securitization
                    Distribution Date:                                                   $      6,381,624

             less:  Residual Cash Flow allocated to AFCC Amount:                         $     (2,119,767)

      AFCC Amount after allocation:                                                      $    514,791,749

ACCRUED RVO PAYMENT AMOUNT:

      Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                 $              -

             plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
                    Date on which RVO Payments were made:                                $              -

      Accrued RVO Payment Amount on such Allocation Date:                                $              -
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